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                                                                 EXHIBIT 10.95


                           TERMINATION ENDORSEMENT

                                      TO

                      MANAGEMENT AND SERVICING AGREEMENT

        The undersigned hereby mutually terminate that certain Management and Servicing Agreement, as amended and with an original effective date of July 1, 1993. The effective date of such termination shall be December 31, 1996; provided, however, that the provisions of said agreement providing for an investment management fee and an underwriting contingent profit commission shall have an effective date of termination of September 30, 1996.




Transco Syndicate #1, Ltd.                  TCO Insurance Services, Inc.


By:                                         By:
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